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                                    [LOGO]
                             ELI LILLY AND COMPANY
                            Lilly Corporate Center
                          Indianapolis, Indiana 46285
                                (317) 276-2000

                                                                     May 1, 1995

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285

Dear Sirs:

     I am Secretary and Deputy General Counsel of Eli Lilly and Company, an Indiana corporation (the 'Company'). I refer to the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the 'Commission') on May 1, 1995, under the Securities Act of 1933, as amended (the 'Securities Act'), relating to $1,000,000,000 (or the equivalent thereof in foreign currencies or currency units) aggregate principal amount of Debt Securities (hereinafter called the 'Securities') of the Company. I also refer to the Indenture entered into between the Company and Citibank, N.A., as Trustee (the 'Indenture'), which is incorporated by reference as Exhibit 4.1 to the Registration Statement.

     I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as I have deemed appropriate as a basis for the opinions expressed below.

     Based upon the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.

     2. The Company has full corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder and, upon the taking of appropriate further corporate action by the Company, to issue the Securities.

     I am a member of the bar of the State of Indiana and express no opinion as to the laws of any other jurisdiction.

     I hereby consent that Dewey Ballantine may rely upon this opinion as if it were addressed to them.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading 'Legal Matters.' In giving such consent, I do not thereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,
                                      /s/ Daniel P. Carmichael
                                          Daniel P. Carmichael
                                          Secretary and Deputy
                                            General Counsel
DPC/tll